Exhibit 32.1

LAMAR ADVERTISING COMPANY

LAMAR MEDIA CORP.

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Lamar Advertising Company (“Lamar”) and Lamar Media Corp. (“Media”) certifies, to his knowledge and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the combined Quarterly Report on Form 10-Q of Lamar and Media for the three months ended March 31, 2013 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the combined Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Lamar and Media.

Dated: May 8, 2013	By:	/s/ Sean E. Reilly
Sean E. Reilly
Chief Executive Officer, Lamar Advertising Company
Chief Executive Officer, Lamar Media Corp.

Dated: May 8, 2013	By:	/s/ Keith A. Istre
Keith A. Istre
Chief Financial Officer, Lamar Advertising Company
Chief Financial Officer, Lamar Media Corp.